Exhibit 10.2

SELLING AGENT AGREEMENT

November 20, 2007

Joseph Stevens & Company, Inc.
59 Maiden Lane
32nd Floor
New York, NY 10038
Attention: Joseph Glodek

Dear Sirs:

1.       Introductory. HYBRID DYNAMICS CORPORATION, a Nevada corporation (the “Company”), offers and proposes to sell (the “Offering”) a minimum of 30 and a maximum of 50 Units (the “Units”) each Unit composed of (i) 2,000 shares its Series A Convertible 8% Preferred Stock, $5.00 stated value per share (the “Preferred Stock”), (ii) Class A Warrants for the purchase of 20,000 shares of its $0.00015 par value common stock at an exercise price of $1.00 (“Warrants”), and (iii) 5,000 shares of common stock $0.00015 par value (“Unit Common Stock”), at a purchase price of $10,000.00 per Unit. The Preferred Stock is convertible into the Company’s Common Stock, $0.00015 par value (the “Common Stock”) at the rate of ten (10) shares of Common Stock per each one (1) Preferred Share.  The Unit; Preferred Stock, Warrant and Unit Common Stock are sometimes referred to collectively as the “Securiites”.

The Company hereby agrees with the Selling Agent, as follows:

2.       Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Selling Agent that:

     (a) A final Private Placement Memorandum dated November 20, 2007, with respect to the Offering and proposed sale of the Units, together with the exhibits thereto and the documents incorporated by reference therein (collectively, the “Memorandum”), copies of which have heretofore been delivered to the Selling Agent, has been prepared by the Company in conformity with the Securities Act of 1933, as amended (the “Securities Act”), the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder, and all other applicable securities laws.

     (b) Neither the Memorandum (including any amendment or supplement thereto) nor any supplemental sales material relating to the Offering (when read in conjunction with the Memorandum, whether designated only for broker-dealer use or otherwise), includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representation does not apply to statements in or omissions from the Memorandum (including any amendment or supplement) or supplemental sales material based upon, and in conformity with, written information furnished to the Company by the Selling Agent specifically for use therein.

     (c) The Company has been duly incorporated, and is validly existing and in good standing under the laws of the State of Nevada. The Company has all requisite corporate power and authority to own and operate its properties and assets and to conduct its business as described in the Memorandum, and to execute, deliver and perform under this Agreement; the Memorandum; the Subscription Agreements to be executed and entered into by the Company and purchasers in the Offering prior to, on or after the date hereof (the “Subscription Documents”), the Certificate of Designation of Series A Preferred Stock of Hybrid Dynamics Corporation, as executed and filed with the State of Nevada (the “Certificate”); the Warrant to be executed by the Company in favor of the Selling Agent on or about the date of termination of the Offering (the “Agent’s Warrant”) and the Class A Warrants to be executed by the Company in favor of subscribers on or about the date of termination of the Offering (collectively, the “Warrants”); and any other agreements, instruments, certificates or documents to which the Company is a party that relate to or arise from the Offering or the transactions contemplated thereby, together with all exhibits, schedules and agreements thereto and contemplated therein (collectively, the “Transaction Documents”).  The Company is duly qualified, authorized to do business and in good standing as a foreign corporation in all jurisdictions in which its activities, business and properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to be so qualified, authorized or in good standing would not have a material adverse effect on the financial condition, business, properties or results of operations of the Company.

     (d) All corporate action on the part of the Company, its officers, directors and stockholders necessary for the due authorization, execution and delivery of this Agreement and the other Transaction Documents, and the performance of all obligations of the Company hereunder and thereunder, including without limitation the authorization, sale, issuance and delivery of the Shares and the Conversion Shares (as defined in Section 2(e)), as the case may be, has been taken. This Agreement and the other Transaction Documents, when executed and delivered by or on behalf of the Company, will be legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights and (ii) general principals of equity that restrict the availability of equitable remedies.

     (e) All action required to be taken by the Company as a condition to the due and proper authorization, issuance, sale, and delivery of the Shares to the subscribers therefor in accordance with the terms of the Transaction Documents (including without limitation the Memorandum and the Certificate) has been taken. Upon the payment of the consideration for such Units as specified in the Transaction Documents, the securities underlying such Units when issued will be validly issued, fully paid, and non-assessable, with no personal liability attaching to the ownership thereof, will be free and clear of all liens imposed by or through the Company, will conform in all material respects to the description thereof contained in the Memorandum and the Certificate, and will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except as (i) the enforcement thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. The shares of the Common Stock issuable upon conversion of the Shares in accordance with the terms of the Certificate (the “Conversion Shares”) and issuable upon exercise of the Warrants (the “Warrant Shares”) have been duly and validly authorized and reserved for issuance upon such conversion and/or exercise, and, immediately after such conversion and/or exercise, will be validly issued, fully paid and non-assessable, with no personal liability attaching to the ownership thereof, will conform in all material respects to the description thereof contained in the Memorandum, and will be free and clear of all liens imposed by or through the Company.

     (f) The authorized capital stock of the Company consists of 99,000,000 shares of the Common Stock, of which 5,187,285 shares is issued and outstanding as of November 20, 2007, and 1,000,000 shares of preferred stock, $0.00015 par value, of which 660,000 shares have been designated Series A Convertible 8% Preferred Stock, and no shares of which are issued and outstanding as of the date hereof, and the designations, powers, preferences, rights, qualifications, limitations, and restrictions in respect of each class and series of authorized capital stock of the Company, as set forth in the Company’s articles of incorporation, as amended (the “Articles of Incorporation”) and the Certificate, will be valid, binding and enforceable, and in accordance with all applicable laws. Except as disclosed in the Memorandum, (i) there is no commitment by or obligation of the Company to issue any shares of capital stock, subscriptions, warrants, options, convertible securities, or other similar rights to purchase or receive Company securities or to distribute to the holders of any of its equity securities any evidence of indebtedness, cash, or other assets, (ii) the Company is under no obligation (contingent or otherwise) to purchase, redeem, or otherwise acquire any of its equity or debt securities or any interest therein or to pay any dividend or make any other distribution in respect thereof, and (iii) there are no voting trusts or similar agreements, stockholders’ agreements, pledge agreements, transfer restrictions, buy-sell agreements, rights of first refusal, preemptive rights, or proxies relating to any securities of the Company. Except as set forth in the Memorandum, no person holds of record or, to the best of the Company’s knowledge, beneficially, 5% or more of the outstanding shares of the capital stock of the Company. All outstanding securities of the Company were issued in compliance with applicable Federal and state securities laws. The capital stock of the Company conforms in all material respects to the description thereof contained in the Memorandum. Except as disclosed in the Memorandum, the Offering or sale of the Shares as contemplated in the Transaction Documents will not give rise to any rights for or relating to the registration of any shares of Common Stock other than the registration rights of the holders of the Shares and pursuant to the Warrants.

     (g) The Offering and sale of the Units in the manner contemplated by the Transaction Documents is intended to be exempt from registration requirements of the Securities Act by reason of Section 4(2) thereof and Regulation D thereunder. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf (i) has made, during the six months prior to the date hereof, or (ii) will make, throughout the Offering Period (as herein defined) or during the six-month period commencing on the latest Closing Date (as herein defined), any offer to sell or any sale of any security to be issued by it or any security issued or to be issued by any other corporation, partnership, or similar entity formed or to be formed by it, that would invalidate the exemption from registration relied on to offer and sell the Units.

     (h) The Company is not in violation of its Articles of Incorporation or bylaws, or, except as disclosed in the Memorandum or in Schedule 2(h) hereto, in default, or with the giving of notice or lapse of time or both, would be in default, in the performance of any obligation, agreement, or condition contained in any lease, license, contract, indenture, or loan agreement or in any bond, debenture, note, or any other evidence of indebtedness, except for such defaults as would not have a material adverse effect on the Company. The execution, delivery and performance of the Transaction Documents, the incurrence of the obligations arising under the Transaction Documents, the issuance, sale, and delivery of the Shares, the issuance and delivery of the Conversion Shares, and the consummation of the other transactions contemplated by the Transaction Documents, have been duly authorized by all requisite corporate action on the part of the Company and will not (i) conflict with or result in a breach of, or default under, the Articles of Incorporation or bylaws of the Company, or any loan agreement, mortgage, lease, deed of trust, indenture, or other agreement or instrument to which the Company is a party or by which it is bound, or any judgment, law, statute, order, rule, administrative regulation, or decree of any court, or governmental authority, agency or body having jurisdiction over the Company or its properties, or (ii) result in the creation or imposition of any lien, charge, claim, or encumbrance upon any property or asset of the Company.

     (i) Since the dates for which information is given in the Memorandum, except as set forth in the Memorandum (including the financial statements contained therein), the Company has not incurred any material liabilities or obligations, direct or contingent, except in the ordinary course of business, and there has not been any material adverse change or any development involving a prospective material adverse change in the financial condition, business, properties or results of operations of the Company, or any change in the capital or increase in the long-term debt of the Company, nor has the Company declared, paid or made any dividend or distribution of any kind on any class of its capital stock.

     (j) Subject to the assumptions and qualifications contained therein, the Company’s financial statements set forth in the Memorandum fairly present the financial condition of the Company at the respective dates therein specified and the results of operations and cash flows of the Company for the respective periods covered thereby, and such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby except as otherwise noted therein. The assumptions used in preparing the pro forma financial statements included in the Memorandum provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

     (k) Except as disclosed in the Memorandum or in Schedule 2(h), there is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company that, if determined adversely to the Company’s interests, could have a material adverse effect on the financial condition, business, properties or results of operations of the Company, or that could affect the validity of the Transaction Documents or the right of the Company to enter into any of such Transaction Documents, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any change in the current equity ownership of the Company. The foregoing includes, without limitation, actions pending or, to the Company’s knowledge, threatened or any basis therefore known by the Company involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. Except as disclosed in the Memorandum or in Schedule 2(h) hereto, the Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agent or instrumentality.

     (l) Except where such failure would not have a material adverse effect on the business, assets, results of operation, condition, or prospects of the Company, except as disclosed in the Memorandum or in Schedule 2(h) hereto, the Company has good and valid title, free and clear from all liens and encumbrances, to all of its assets, whether personal or real property, owned or leased. All of the Company’s tangible personal property has been maintained in accordance with generally accepted industry practice and is, in all material respects, in good operating condition and repair, ordinary wear and tear excepted. All leased personal property is, in all material respects, in the condition required of such property by the terms of the lease applicable thereto, and all such leases are in full force and effect and have not been modified or amended, and no party thereto is in default in any material respect thereunder. The Company owns no real property or any interest in real property, other than as described in the Memorandum and leasehold interests granted pursuant to written leases; the Company has neither granted nor is subject to any options to purchase or rights of first refusal with respect to any real property; and all of the Company’s leases of real property are in full force and effect and have not been modified or amended, and no party thereto is in default in any material respect thereunder.

     (m) No consent, approval, authorization, or order of, or filing with, any court or governmental authority, agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except such filing as may be required by the Securities Act, or state securities or Blue Sky laws.

     (n) Except as would not have a material adverse effect on the business, assets, results of operation, condition, or prospects of the Company, the Company has filed, or caused to be filed, on a timely basis, all tax returns (including payroll, unemployment, and other taxes related to its employees and independent contractors) required to be filed with any government, any state or political subdivision thereof or any agency or entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government (each a “Governmental Body”), and has paid or caused to be paid all taxes, levies, assessments, tariffs, duties or other fees imposed, assessed, or collected by any Governmental Body that may have become due and payable pursuant to those tax returns or otherwise. No deficiency assessment with respect to or proposed adjustment of any of the Company’s Federal, state, municipal, or local tax returns has occurred or, to the Company’s knowledge, is threatened. There has been no tax lien imposed by any Governmental Body outstanding against the Company’s assets or properties, except the lien for current taxes not yet due. The charges, accruals, and reserves on the books of the Company with respect to taxes for all fiscal periods are adequate in the opinion of the Company, and the Company does not know of any actual or proposed tax assessment for any fiscal period or of any basis therefor against which adequate reserves have not been set up. The Company has not been advised that any Federal income tax return of the Company has been, or will be, examined or audited by the Internal Revenue Service.

     (o) The Company is not and, after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Memorandum, will not be an “investment company” as defined in the United States Investment Company Act of 1940, as amended, or a “holding company” within the meaning of, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations promulgated by the Commission thereunder.

     (p) Except as disclosed in the Memorandum, and except for such matters that, individually or in the aggregate, would not have a Material Adverse Effect on the business, operations or financial results of the Company (either individually or in the aggregate):

(i)   the Company is, and has been, in compliance with all Environmental Laws (as defined below), and the Company has not received any (A) communication that alleges that the Company is in violation of, or has liability under, any Environmental Law, (B) written request for information pursuant to any Environmental Law, or (C) notice regarding any requirement that is proposed for adoption or implementation under any Environmental Law and that would be applicable to the operations of the Company;

(ii)  the Company has obtained and is in compliance with all permits, licenses and governmental authorizations pursuant to all Environmental Laws (collectively, “Environmental Permits”) necessary for their operations as currently conducted, (B) all such Environmental Permits are valid and in good standing, and (C) the Company has not been advised by any governmental entity or authority of any actual or potential change in the status or terms and conditions of any Environmental Permit;

(iii) there are no Environmental Claims (as defined below) pending or, to the knowledge of the Company, threatened, against the Company;

(iv)  there have been no Releases (as defined below) of any Hazardous Material that could reasonably be expected to form the basis of any Environmental Claim against the Company or against any person whose liabilities for such Environmental Claims the Company has, or may have, retained or assumed, either contractually or by operation of law; and

(v) (A) the Company has not retained or assumed, either contractually or by operation of law, any liabilities or obligations that could reasonably be expected to form the basis of any Environmental Claim against the Company, and (B) to the knowledge of the Company, no Environmental Claims are pending against any person or entity whose liabilities for such Environmental Claims the Company has, or may have, retained or assumed, either contractually or by operation of law.

          As used in this Agreement, the terms: (A) “Environmental Claim” means any and all administrative, regulatory or judicial actions, suits, orders, demands, directives, claims, investigations, proceedings or notices of violation by or from any person or entity alleging liability of whatever kind or nature arising out of, based on or resulting from (y) the presence or release of, or exposure to, any Hazardous Materials at any location; or (z) the failure to comply with any Environmental Law; (B) “Environmental Laws” means all applicable federal, state, local and foreign laws, rules, regulations, orders, decrees, judgments, legally binding agreements or Environmental Permits issued, promulgated or entered into by or with any governmental entity or authority, relating to pollution, natural resources or protection of endangered or threatened species, human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata); (C) “Hazardous Materials” means (y) any petroleum or petroleum products, radioactive materials or wastes, asbestos in any form, urea formaldehyde foam insulation and polychlorinated biphenyls; and (z) any other radioactive, chemical, material, substance or waste that in relevant form or concentration is prohibited, limited or regulated under any Environmental Law; and (D) “Release” means any actual or threatened release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture

     (q)  Except as disclosed in the Memorandum, since December 31, 2006, there has been no material adverse change (or any development involving a prospective material adverse change), whether or not arising from transactions in the ordinary course of business, in or affecting: (i) the business, condition (financial or otherwise), results of operations, shareholders’ equity, properties or prospects of the Company, taken as a whole; (ii) the long-term debt or capital stock of the Company; or (iii) the Placement or consummation of any of the other transactions contemplated by this Agreement.  Since the date of the latest balance sheet presented in or attached to the Memorandum, the Company  has not incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of any business or asset, which are material to the Company taken as a whole, except for liabilities, obligations and transactions which are disclosed in the Memorandum and/or the exhibits thereto.

     (r)  The Company maintains a system of internal accounting and other controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of reliable financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

     (s) The Company has not violated or is currently in violation of any provisions of: (a) Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), (b) the Bank Secrecy Act, as amended, (c) the Money Laundering Control Act of 1986, as amended, (e) the Foreign Corrupt Practices Act, or (d) the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, and the rules and regulations promulgated under any such law, or any successor law, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

     (t)  No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Securities Act, the Exchange Act or the Rules and Regulations to be described in the Memorandum which is not so described therein.  There are no outstanding loans (except for mortgage loans made in the ordinary course of business), advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Memorandum.

     (u)  Intellectual Property

               (i)   “Intellectual Property” consists of the following:

(A) all patents, trademarks, trade names, service marks, trade dress, copyrights and any renewal rights therefor, mask works, net lists, schematics, technology, manufacturing processes, supplier lists, trade secrets, know-how, moral rights, computer software programs or applications (in both source and object code form), applications and registrations for any of the foregoing owned by the Company, specifically including but not limited to the proprietary processes embodied in the Company's pending patents;

(B)     all goodwill associated with trademarks, trade names, service marks and trade dress owned by the Company;

(C)     all documents, records and files relating to design, end user documentation, manufacturing, quality control, sales, marketing or customer support for all intellectual property described herein owned by the Company;

(D)     all other tangible or intangible proprietary information and materials owned by the Company; and

(E) all license and other rights in any third party product, intellectual property, proprietary or personal rights, documentation, or tangible or intangible property, including without limitation the types of intellectual property and tangible and intangible proprietary information described in (a) through (e) above (other than license agreements for standard “shrink wrapped, off the shelf,” commercially available, third party products used by the Company);

(ii) that are owned or held by or on behalf of the Company or that are being, and/or have been, used, or are currently under development for use, in the business of the Company as it has been, is currently or is currently anticipated to be conducted. Intellectual Property described in clauses (a) to (e) above is referred to herein as “Company Intellectual Property” and Intellectual Property described in clause (f) above is referred to herein as “Company Licensed Intellectual Property.” Unless otherwise noted, all references to “Intellectual Property” shall refer to both Company Intellectual Property and Company Licensed Intellectual Property.

(iii)  Company Intellectual Property consists solely of items and rights that are either: (a) owned by the Company, (b) in the public domain, or (c) rightfully used and authorized for use by the Company and its successors pursuant to a valid license or other agreement. All Company Intellectual Property which consists of license or other rights to third party property.   Except as set forth in this Memorandum, the Company has all rights in the Company Intellectual Property reasonably necessary to carry out the Company's current, and anticipated future activities and has or had all rights in Company Intellectual Property reasonably necessary to carry out Company's former activities, including without limitation, if necessary to carry out such activities, rights to make, use, exclude others from using, reproduce, modify, adapt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, rent, lease, assign, and sell the Company Intellectual Property in all geographic locations and fields of use, and to sublicense any or all such rights to third parties, including the right to grant further sublicenses.

(iv)  Except as set forth in this Memorandum, the Company is not, nor as a result of the execution or delivery of this Agreement, or performance of the Company's obligations hereunder or thereunder, will the Company be, in violation of any license, sublicense or other agreement relating to the Company Intellectual Property to which the Company is a party or otherwise bound. The Company is not obligated to provide any consideration (whether financial or otherwise) to any third party, nor is any third party otherwise entitled to any consideration, with respect to any exercise of rights by the Company or its successors in Company Intellectual Property.

(v) Except as set forth in this Memorandum, the use, reproduction, modification, distribution, licensing, sublicensing, sale, or any other exercise of rights in any Company Intellectual Property or any other authorized exercise of rights in or to Company Intellectual Property by the Company or its licensees does not and to the best of the Company's knowledge will not infringe any copyright, patent, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, mask work, moral right, other intellectual property right, right of privacy, right of publicity or right in personal or other data of any person. Further, except as set forth in this Memorandum to the best of the Company’s knowledge, the use, reproduction, modification, sale, or any other exercise of rights in any Company Intellectual Property or any other authorized exercise of rights in or to Company Intellectual Property by the Company or its licensees does not and will not infringe any copyright, patent, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, mask work, moral right, other intellectual property right, right of privacy, right of publicity or right in personal or other data of any person. Except as set forth in the Memorandum, no claims (a) challenging the validity, effectiveness, or ownership by the Company of any of Company Intellectual Property, or (b) to the effect that the use, reproduction, modification, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights in any Company Intellectual Property by the Company or its licensees infringes or will infringe on any intellectual property or other proprietary or personal right of any person have been asserted or, to the Company's knowledge, are threatened by any person nor to the best of the Company's knowledge are there any valid grounds for any bona fide claim of any such kind. Except as set forth in the Memorandum, all granted or issued patents and mask works and all registered trademarks and all copyright registrations held by the Company are valid, enforceable and subsisting. Except as set forth in this Memorandum, to the Company’s knowledge, there is no unauthorized use, infringement or misappropriation of any of Company Intellectual Property by any third party, employee or former employee or other third party.

(vi)  The Memorandum describes all parties who have created any material portion of, or otherwise have any rights in or to, Company Intellectual Property other than employees of the Company whose work product was created by them entirely within the scope of their employment by the Company and constitutes works made for hire owned by the Company. The Company has secured from all parties who have created any material portion of, or otherwise have any rights in or to, Company Intellectual Property valid and enforceable written assignments or licenses of any such work or other rights to the Company.

(vii)  The Company has obtained legally binding written agreements from all employees and third parties with whom the Company has shared confidential proprietary information (a) of the Company, or (b) received from others which the Company is obligated to treat as confidential, which agreements require such employees and third parties to keep such information confidential.

(viii)  Except as described in the Memorandum, there are no encumbrances on any Company Intellectual Property.

(v) All offers and sales of securities of the Company issued during the three year period prior to the date hereof were at all relevant times duly registered or exempt from the registration requirements of the Act and the rules and regulations thereunder and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or Blue Sky laws. The Company has not, directly or indirectly, solicited any offer to buy or offered to sell any securities during the twelve-month period ending on the date hereof which, to the knowledge of the Company, would be integrated with the Offering.

(w) To the knowledge of the Company after reasonable investigation, during the past five years, except as disclosed in the SEC Documents, none of the current officers or directors of the Company have been:

(i) the subject of a petition under the federal bankruptcy laws or any state insolvency law filed by or against them, or by a receiver, fiscal agent or similar officer appointed by a court for their business or property, or any partnership in which any or them was a general partner at or within two years before the time of such filing, or any corporation or business association of which any of them was an executive officer at or within two years before the time of such filing;

(ii) convicted in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(iii) the subject of any order, judgment, or decree not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any of them from, or otherwise limiting, any of the following activities:

(a) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with any such activity;

(b)     engaging in any type of business practice; or

(c) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities law or federal commodity laws.

(iv)  the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated of any federal or state authority barring, suspending or otherwise limiting for more than sixty (60) days their right to engage in any activity described in paragraph (c)(i) above, or be associated with persons engaged in any such activity;

(v)  found by any court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated; or

(vi)  found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

(vii)  found by a court or an administrative agency to have or is alleged to have violated any foreign securities laws.

(x) So long as the Securities (including the Common Stock receivable upon the exercise thereof) are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, or is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2b under the Exchange Act, make publicly available any information required to be provided by Rule 144A(d)(4) under the Securities Act.

(y) The Company is in compliance with requirements of the Sarbanes-Oxley Act of 2002 as they apply to the Company and all rules and regulations promulgated by the Commission thereunder, as they apply to the Company, in effect as of the date of this Agreement, except where such noncompliance could not be reasonably expected to have, individually or in the aggregate, a material adverse effect upon the Company.

3.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLING AGENT

          The Selling Agent hereby represents and warrants to, and covenants with, the Company that:

(a) This Agreement has been duly authorized, executed and delivered by the Selling Agent and constitutes the legal, valid and binding obligation of the Selling Agent, enforceable against it in accordance with its terms, except insofar as enforcement of the indemnification or contribution provisions hereof may be limited by applicable laws or principles of public policy and subject, as to enforcement, to the availability of equitable remedies and limitations imposed by bankruptcy, insolvency, reorganization and other similar laws and related court decisions relating to or affecting creditors’ rights generally.

     (b)  The Selling Agent will cooperate with the Company to ensure that the offering and sale of the Securities will comply with the requirements of the Securities Act, including, without limitation, the general conditions contained in Regulation D and the federal securities laws, and will follow the reasonable advice of the Company with respect to the manner in which to offer and sell the Securities so as to ensure that the offering and sale thereof will comply with the securities laws of any jurisdiction in which Securities are offered by the Selling Agent, and the Selling Agent will not make an offer of Securities in any jurisdiction in which the Company advises it in writing that such offer would be unlawful for the Selling Agent to offer or sell securities.

     (c)  The Selling Agent is: (i) a registered broker-dealer under the Exchange Act; (ii) a member in good standing of the NASD; and (iii) registered as a broker-dealer in each jurisdiction in which it is required to be registered as such in order to offer and sell the Securities in such jurisdiction.

     (d)  The Selling Agent has not and will not make an offer of Securities (or of any securities, the offering of which may be integrated with the Placement) on the basis of any communications or documents relating to the Company or the Securities except the Memorandum and the exhibits thereto (including the Subscription Documents), and the cover letters referred to in Section 2 hereof.  Without limiting the generality of the foregoing, the Selling Agent has not and will not make any representation as to any rate of return on investment that an offeree may obtain from the ownership of Common Stock other than as set forth in the Memorandum.  The Selling Agent will deliver a copy of the Memorandum to each prospective Investor solicited by it prior to such offeree’s execution of the Subscription Documents or, in the case of amendments or supplements to the Memorandum (other than those amendments and supplements approved in writing by the Company but designated in writing as not subject to this requirement), prior to such offeree’s execution of an acknowledgment of receipt of such amendment or supplement and reconfirmation of intent to subscribe.

     (e)  The Selling Agent will periodically notify the Company of the jurisdiction in which the Securities are being offered by it or will be offered by it pursuant to this Agreement, and will periodically notify the Company of the status of the offering conducted pursuant to this Agreement.  Such notices will be provided to the Company so as to enable the Company to timely comply with its filing obligations under applicable federal and state laws.

(f) The Selling Agent has delivered or caused to be delivered (or will so deliver prior to the applicable closing date) to each prospective Investor the Memorandum.

4.       Offering and Sale of Units.

(a) On the basis of the representations, warranties, and covenants herein contained, but subject to the terms and upon the conditions herein set forth, the Selling Agent is hereby appointed the exclusive selling agent of the Company during the term specified below (the “Offering Period”) for the purpose of finding subscribers for the account of the Company through the Offering to an unlimited number of “accredited investors” (as such term is defined in Rule 501 of Regulation D). Subject to the performance by the Company of all its obligations to be performed hereunder, and to the completeness and accuracy of all the representations and warranties contained herein, Selling Agent hereby accepts such engagement and agrees on the terms and conditions herein set forth to advise, consult with and assist the Company during the Offering Period to find subscribers for a minimum of 30 and a maximum of 50 Units (as may be increased by the “Maximum Amount”_ at a price of Ten Thousand Dollars ($10,000.00) per Unit. The Selling Agent’s engagement hereunder, which is terminable as provided in Section 11 hereof, shall continue until not later than December 31, 2007; provided that such termination date (the “Termination Date”) may be extended by mutual agreement of the parties for up to 61 days. The Maximum Amount may be increased by the parties by an additional $100,000 of gross proceeds to cover oversubscriptions.

     (b)  In connection with the performance of its obligations under this Agreement, the Selling Agent may engage, for the account of the Company, the services of one or more broker-dealers (“Additional Agents”) who are members of the Financial Industry Regulatory Authority and who are acceptable to the Company, and, as compensation for their services, shall pay to such Additional Agents an amount to be negotiated between the Selling Agent and such Additional Agents. Such amount will be paid to the Additional Agents by the Selling Agent only out of the commissions received by it in respect of sales of Units as described in paragraph (f) of this Section 4, and the Company shall have no obligation to any Additional Agent respecting any such payment. The arrangements, if any, between the Company, the Selling Agent, and any Additional Agent shall be set forth in an Additional Agent Agreement (“Additional Agent Agreement”), which shall provide, among other things, that such Additional Agent shall be deemed to have agreed to the matters set forth herein as if the Additional Agent were a signatory hereof. Nothing contained in this Agreement or in the Additional Agent Agreement shall be deemed to constitute the Additional Agents, if any, as the Selling Agent’s agents, and the Selling Agent shall not be liable to the Company in respect of the performance by the Additional Agents, if any, of any representations, warranties or covenants of such Additional Agents contained herein or in the Additional Agent Agreement.

(c)  Each subscriber must complete and execute a copy of the Subscription Documents (including an Investor Questionnaire) Upon receipt, the Selling Agent shall forward all Subscription Documents to the Selling Agent and a copy to Charles A. Koenig, Attorney At Law, 326 South High Street, Suite 300, Columbus, Ohio 43215 (the “Company’s Attorney”).

(d) In the event that subscriptions for a minimum of 30 Units shall not have been received and accepted by the Company by the Termination Date, all documents received from subscribers (if any) shall be returned in full (without interest), and the Selling Agent’s engagement and this Agreement shall terminate without obligation on the Selling Agent’s part or on the part of the Company, except as provided in Sections 6 and 7 hereof.

     (e)  If, by the Termination Date or such earlier time as may be agreed upon by the Selling Agent and the Company, the Selling Agent has received subscriptions for at least 30 Units, the Selling Agent shall notify the Company of the aggregate amount of Units for which it has received subscriptions. Payment of the purchase price for the Units for which the Selling Agent has found subscribers, and delivery, with respect to each subscriber for Units, of a copy of a Subscription Agreement signed by such subscriber, shall then be made at the offices of the Selling Agent, or such other place as shall be agreed upon between Selling Agent and the Company, at 10:00 A.M., New York Time, no later than the fifth full business day after the day on which the Selling Agent notifies the Company of the amount of Units subscribed for, or such other day and time (not later than ten business days thereafter) as shall be agreed upon between the Selling Agent and the Company (the “Closing Date”).

     (f)  As compensation for its services, a cash commission will be paid to the Selling Agent with respect to subscriptions received by it and accepted by the Company as to which the gross proceeds  at each Closing Date equal to ten percent (10.0%) of the purchase price of each share Unit. In addition, the Company agrees to pay the Selling Agent a non-accountable expense allowance equal to three percent (3%) of the gross proceeds at each Closing Date.

     (g)  Other then the normal brokerage commission, neither the Selling Agent, the Company, nor any Additional Agent shall, directly or indirectly, pay or award any finder’s fees, commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchase of the Units.

     (h)  If the Offering closes, as further consideration for the Selling Agent’s services hereunder, the Company will issue to the Selling Agent on each Closing Date a common stock purchase warrant (the “Agent’s Warrant”) in the form attached hereto as Exhibit A granting the Selling Agent the right to purchase from the Company for a period of five years after the final Closing Date fifteen percent (15%) of the shares of Common Stock issuable upon conversion of the issued Series A Convertible Preferred Stock plus the number of shares of Common Stock issued with the Units  for a cash consideration payable upon exercise equal to $1.20 per share of Common Stock, subject to adjustment upon the occurrence of certain events. The Agent’s Warrant shall be deemed fully earned upon its issuance, shall provide for cashless exercise and will allow for the same registration rights as provided to investors.  The warrant shall be issuable to such associated persons and affiliates of the Selling Agent as the Selling Agent shall designate.

     (i)  Each of the Selling Agent and the Company will advise the other if it becomes aware of any material change in the facts and circumstances subsequent to the date of the Memorandum relating to the offer and sale of the Shares as described in the Memorandum.

     (j)  If at any time after the date of the Memorandum and prior to the Termination Date, either the Selling Agent or the Company becomes aware of the occurrence of an event as a result of which the Memorandum includes an untrue statement of a material fact, or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Selling Agent or the Company, as applicable, will promptly notify the other thereof, and will prepare an amendment or supplement to the Memorandum that will correct such statement or omission. The Company will furnish information with respect to itself as Selling Agent may from time to time reasonably request.

     (k)  Neither the Selling Agent nor the Company will make a general solicitation with respect to the Offering.

     (l)  The Selling Agent shall be entitled to a warrant solicitation fee equal to 5% of the exercise price with respect to the exercise of any warrants held by Investors in the Offering which warrants are exercised through the solicitation efforts of the Selling Agent.  Such warrant solicitation fee shall be payable in accordance with the applicable FINRA regulations.  The Company aggress it shall not retain any other broker-dealer firm to solicit warrants held by Investors in the Offering.

5.       Covenants and Agreements of the Company. The Company covenants and agrees with the Selling Agent that:

(a) The Company will not, prior to the applicable Closing Date and without the consent of the Selling Agent (which consent shall not unreasonably be withheld), incur any material liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business, except as contemplated by the Memorandum. The Company will not, prior to the applicable Closing Date, declare or pay any dividend or make any distribution on the Preferred Stock payable to stockholders of record on a date prior to the applicable Closing Date or declare or pay any bonuses to employees or increase any employees compensation without the Selling Agent’s prior written consent, except in the ordinary course of annual reviews.

     (b)  The Company will use the net proceeds received by it from the sale of the Units in the manner specified in the Memorandum under the caption “Use of Proceeds.”

     (c)  The Company will deliver to the Selling Agent, at or before the date hereof, an original of the Memorandum suitable for duplication by the Selling Agent, including the financial statements included or incorporated by reference therein. The Company will deliver to the Selling Agent, from time to time until the Termination Date, an original of such amendments or supplements to the Memorandum that may be prepared by the Company suitable for duplication by the Selling Agent.

     (d)  The Company will prepare and file, or cause to be prepared and filed, all reports or other documents as are or may be required to enable the Units to be qualified for sale under the securities laws (including without limitation Regulation D) of such jurisdictions as the Selling Agent may designate; provided that the Selling Agent provide all information as to purchasers of the Units required for such filings.

     (e)  For a period of two years from the latest Closing Date, the Company will deliver to Selling Agent and Investors (a) copies of the financial statements furnished by the Company to its security holders and each other report furnished by the Company to its security holders, (b) as soon as they are available, copies of any other reports (financial or other) which the Company shall publish or otherwise make generally available to its security holders, and (c) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission, promptly upon transmission thereof.

(f) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf will offer or sell any security to be issued by it or any security issued or to be issued by any other corporation, partnership, or similar entity formed or to be formed by it, which security is of the same or a similar class as the Preferred Stock or the Common Stock of the Company for a period of six months after the latest Closing Date, other than offers of securities under an employee benefit plan as defined in Rule 405 under the Act, Common Stock issued upon exercise of the Warrants, securities issued in connection with acquisitions, or other securities, in each case that will not invalidate the exemption from registration relied on to offer and sell the Preferred Stock., unless the Company provides Selling Agent with an opinion of counsel acceptable to Selling Agent that any such offer or sale will not be integrated with the offering of the Preferred Stock pursuant to this Agreement for purposes of the exemptions under Regulation D and the condition contained in Rule 502(a) of Regulation D.

     (g)  Notwithstanding any termination of this Agreement pursuant to the terms hereof or otherwise, if on or before the twelve (12) month anniversary of the Final Closing Date, the Company enters into a commitment or letter of intent relating to any offering of debt or equity securities of the Company or any other financing: (i) with any financing source to whom the Company was introduced by the Selling Agent or who was contacted by Selling Agent in connection with its services for the Company hereunder and prior to such contact had no contact with the Company (excluding from this exception however persons who are shareholders of the Company as a result of the Selling Agent or its associated persons), or (ii) as a result of the use by the Company of materials or other work product prepared by the Selling Agent in connection with the Placement, the Company shall pay to the Selling Agent, at the closing of any such offering or financing, the fees described in, and in accordance with the terms and provisions of, Section 4(f) and 4(h)above.

(h) In addition to the foregoing, the Company hereby grants to the Selling Agent the exclusive right of first refusal to manage any private or public offering of equity or debt securities, including any offering which includes securities convertible into equity securities, of the Company (a “Future Offering”) for a period commencing on the date hereof through a date which is twelve (12) months from the Final Closing Date. At any time during such period that the Company contemplates conducting a Future Offering the Company shall deliver to the Selling Agent a written notice (the “Notice”) stating its intention to conduct the Future Offering, the material terms and conditions of the thereof, including the amount to be raised and the type of security to be issued and the compensation requested by the competing broker-dealer firm if any, (the “Offer Terms”) and an offer to the Selling Agent to manage the Future Offering. At any time within 30 days after receipt of the Notice, the Selling Agent may, by giving written notice to the Company, elect to accept the Company’s offer to manage the Future Offering. The failure of the Selling Agent to give such acceptance notice within such 30 day period will be deemed a rejection of the offer solely with respect to the applicable Future Offering. The terms of any Future Offering managed by the Selling Agent (including the fees payable to the Selling Agent in connection therewith) shall be the same as those of a bona fide offer received by the Company. Neither the issuance of securities under existing convertible securities, warrants or stock options nor offerings to any directors and officers of the Company, or family members of the same, shall be deemed to be a Future Offering for the purposes of this Section 5(h).

6.       Payment of Expenses.

(a) The Company will pay all reasonable out-of-pocket expenses incident to the performance of the obligations of the Company under this Agreement, including (but not limited to) (i) all expenses and taxes incident to the sale and delivery of the Units and securities underlying the Units, (ii)all expenses incident to the printing of copies of the Memorandum, any supplemental sales material supplied or approved in writing by the Company, any amendments or supplements thereto, (iii) any “Blue Sky” filing fee and related counsel fees of the Selling Agent, which shall be based upon $400.00 for each state, and furnishing the same to the Selling Agent, (iv) all filing and printing fees and expenses (including legal fees and disbursements of its counsel), (v) the fees and disbursements of counsel and accountants for the Company, (vi) the escrow fee, not to exceed $2,500.00 and (vii) all of the Selling Agent’s reasonable out-of-pocket expenses (including fees and disbursements of its counsel, which shall equal the sum of $20,000), travel, and related expenses incurred in connection with this Agreement and the Offering) incurred in connection with this Agreement, preparing to market, and marketing the Units.

(b) In addition to the foregoing, the Company agrees that in connection with the registration rights granted to investors in the Offering with respect to the Securities, it shall be pay to Ellenoff Grossman & Schole, LLP, the sum of $15,000 in connection with the review the registration statement and any amendment thereto, and the filing with FINRA by the Selling Agent pursuant to FINRA Rule 2710. Such amount legal fee shall be payable at the final Closing of the Offering.

7.       Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless the Selling Agent, any person who controls the Selling Agent within the meaning of the Securities Act, Section 20(a) of the Exchange Act or any applicable statute, and each partner, director, officer, employee, agent and representative of the Selling Agent and its representatives from and against any loss, damage, expense, liability or claim, or actions or proceedings in respect thereof (including, without limitation, reasonable attorneys’ fees and expenses incurred in investigating, preparing or defending against any litigation commenced, collectively “Damages”) which any such person or entity may incur or which may be made or brought against any such person arising out of or based upon: (i) any material breach of any of the agreements, representations or warranties of the Company contained in or contemplated by this Agreement or the Subscription Documents, including, without limitation, those arising out of or based on any alleged untrue statement of a material fact or omission to state a material fact required to be stated in the Memorandum or the Subscription Documents or necessary in order to make the statements appearing therein not misleading in the light of the circumstances in which they were made, except insofar as any loss, damage, expense, liability or claim, or actions or proceedings arises out of or is based upon any alleged untrue statement of a material fact contained in information furnished in writing by the Selling Agent.(ii) any violation of any federal or state securities laws attributable to the Placement, or (iii) any violation of law by the Company or any affiliate thereof, or any director, officer, employee, agent or representative of any of them, related to or arising out of the Placement. This indemnity agreement by, and the agreements, warranties and representations of, the Company shall survive the offer, sale and delivery of the Securities and the termination of this Agreement and shall remain in full force and effect regardless of any investigation made by or on behalf of any person indemnified hereunder, and termination of this Agreement and acceptance of any payment for the Securities hereunder.

     (b)  The Selling Agent agrees to indemnify and hold harmless the Company and its affiliates, any person who controls any of them within the meaning of the Securities Act, Section 20(a) of the Exchange Act or any applicable statute, and each officer, director, employee, agent and representative of the Company or any of its affiliates from and against any Damages which any such person or entity may incur or which may be made or brought against any such person, but only to the extent the same arises out of or is based upon: (i) any breach of any of the agreements, representations or warranties of the Selling Agent contained in this Agreement, or (ii) any untrue statement of a material fact in any information provided to the Company in writing by the Selling Agent, expressly for use in and used in the Memorandum.  This indemnity agreement by, and the agreements, warranties and representations of, the Selling Agent shall survive the offer, sale and delivery of the Securities and shall remain in full force and effect regardless of any investigation made by or on behalf of any person indemnified hereunder, and termination of this Agreement and acceptance of any payment for the Securities hereunder.

(c) If any action is brought against a party (the “Indemnified Party”) in respect of which indemnity may be sought against one or more other parties (the “Indemnifying Party” or

“Indemnifying Parties”), the Indemnified Party shall promptly notify the Indemnifying Party or Parties in writing of the institution of such action; provided, however, the failure to give such notice shall not release the Indemnifying Party or Parties from its or their obligation to indemnify the Indemnified Party hereunder except to the extent the Indemnifying Party actually incurs damage by reason of such failure and shall not release the Indemnifying Party or Parties from any other obligations or liabilities to the Indemnified Party in any event. The Indemnifying Party or Parties may at its or their own expense elect to assume the defense of such action, including the employment of counsel reasonably acceptable to the Indemnified Party; provided, however, that no Indemnifying or Indemnified Party shall consent to the entry of any judgment or enter into any settlement by which the other party is to be bound without the prior written consent of such other party, which consent shall not be unreasonably withheld. In the event the Indemnifying Party or Parties assume a defense hereunder, the Indemnified Party shall be entitled to retain its own counsel in connection therewith and, except as provided below, shall bear the fees and expenses of any such counsel, and counsel to the Indemnified Party or Parties shall cooperate with such counsel to the Indemnifying Party in connection with such proceeding. If an Indemnified Party reasonably determines that there are or may be differing or additional defenses available to the Indemnified Party which are not available to the Indemnifying Party, or that there is or may be a conflict between the respective positions of the Indemnifying Party and of the Indemnified Party in conducting the defense of any action, then the Indemnifying Party shall bear the reasonable fees and expenses of any counsel retained by the Indemnified Party in connection with such proceeding; provided that the Indemnifying Party shall not be liable for the expense of more than one separate counsel in any one action. All references to the Indemnified Party contained in this Section 10(c) include, and extend to and protect with equal effect, any persons who may control the Indemnified Party within the meaning of the Securities Act, Section 20(a) of the Exchange Act or any applicable statute, any successor to the Indemnified Party and each of its partners, officers, directors, employees, agents and representatives. The indemnity agreements set forth in this Section 10 shall be in addition to any other obligations or liabilities of the Indemnifying Party or Parties hereunder or at common law or otherwise. Notwithstanding anything herein to the contrary, in no event shall the Selling Agent be obligated to indemnify any person or entity in an amount in excess of the gross consideration received by the Selling Agent for services rendered hereunder.

     (d)  Notwithstanding the provisions of Sections 10(a) and 10(b) hereof, no Indemnified Party hereunder shall be entitled to or receive indemnification pursuant to this Agreement if it is determined by a court of competent jurisdiction (not subject to appeal) that the Damages in question were caused primarily by the gross negligence or willful misconduct of such Indemnified Party.

(e) If recovery is not available under the foregoing indemnification provisions of this Section 10, for any reason other than as specified therein, the party entitled to indemnification by the terms thereof shall be entitled to contribution to losses, damages, liabilities and expenses of the nature contemplated by such indemnification provisions. In determining the amount of such contribution, there shall be considered the relative benefits received by the Company on the one hand, and the Selling Agent on the other hand from the Placement (which shall be deemed to be the portion of the proceeds of the Placement realized by each party), the parties’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, the relative culpability of the parties, the relative benefits received by the parties and any other equitable considerations appropriate under the circumstances. No party shall be liable for contribution with respect to any action or claim settled without its consent. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 10, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 10 or otherwise. For purposes of this Section 10, each person, if any, who controls a party to this Agreement within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as that party to this Placement Agreement.

8.       Survival of Indemnities, Representations, Warranties, etc. The respective indemnities, covenants, agreements, representations, warranties, and other statements of the Selling Agent and the Company as set forth in this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of the Selling Agent, the Company or any of the officers or directors of the Company or any controlling person, and shall survive consummation of the transactions contemplated in the Transaction Documents and delivery of and payment for the Preferred Stock.

9.       Conditions of the Selling Agent’s Obligations. The Selling Agent’s obligations hereunder are subject to the accuracy in all material respects at and (except as otherwise stated herein) as of the date hereof and at and as of the applicable Closing Date, of the representations and warranties made herein by the Company, to the compliance in all material respects at and as of the applicable Closing Date by the Company with its covenants and agreements herein contained and other provisions hereof to be satisfied at or prior to the applicable Closing Date and to the following additional conditions:

(a) The Selling Agent shall not have stated in writing prior to the applicable Closing Date to the Company that the Memorandum, or any amendment or supplement thereto contains an untrue statement of fact which, in the Selling Agent’s opinion, is material, or omits to state a fact which, in the Selling Agent’s opinion, is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) The Selling Agent shall have received from Company’s Attorney, counsel for the Company, an opinion, dated the applicable Closing Date, substantially to the effect set forth in Exhibit B hereto.

(c) The Selling Agent shall have received a certificate, dated the applicable Closing Date, of the Chief Executive Officer or the President and the chief financial or accounting officer of the Company to the effect that:

(i) No injunction preventing or suspending the use of the Memorandum has been issued, and, to the best of the knowledge of the signers, no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act or any state securities laws;

(ii) The representations and warranties of the Company in this Agreement are true and correct in all material respects at and as of the applicable Closing Date, and the Company has complied in all material respects with all the agreements and satisfied in all material respects all the conditions on its part to be performed or satisfied at or prior to the applicable Closing Date;

(iii) No litigation has been instituted or, to the knowledge of the Company, threatened against the Company of a character required to be disclosed in the Memorandum that is not so disclosed; and

(iv) Between the date of this Agreement and the applicable Closing Date, there has not been any material adverse change, or to the knowledge of the Company, any development involving a prospective material adverse change (so far as the Company may now foresee), in the condition (financial or otherwise), business, prospects, or results of operations of the Company.

(d) The Company shall have furnished to the Selling Agent such additional certificates as the Selling Agent may have reasonably requested as to the accuracy, at and as of the applicable Closing Date, of the representations and warranties made herein by it, as to compliance at and as of the applicable Closing Date by it with its covenants and agreements herein contained, and other provisions hereof to be satisfied at or prior to the applicable Closing Date and as to other conditions to the Selling Agent’s obligations hereunder.

(e) There shall not have been any material adverse change in any legal proceedings or regulatory actions pending or the commencement of similar actions which, if determined adversely to the Company, would have a material adverse effect on the condition (financial or otherwise), business, property, or results of operations of the Company.

          If any of the conditions provided for in this Section 9 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by the Selling Agent by notifying the Company of such termination in writing at or prior to the applicable Closing Date, but the Selling Agent shall be entitled to waive any of such conditions in writing.

10.      Effective Date. This Agreement shall become effective at 10:00 A.M., New York Time, on the date hereof.

11.      Termination. In the event of any termination of this Agreement under this or any other provision of this Agreement, there shall be no liability of any party to this Agreement to any other party, other than as provided in Sections 4(f), 4(h), 6, 7, and 8. This Agreement may be terminated after it becomes effective by (i) the Company for any reason by notice to the Selling Agent and (ii) the Selling Agent by notice to the Company. If, and only if, the Company terminates this Agreement after it becomes effective for any reason (other than the Selling Agent’s material failure to comply with its obligations under this Agreement) or the Offering fails to close because of the Company’s breach of any representations or warranties contained in this Agreement or the Company’s failure to fulfill its covenants and agreements contained in this Agreement, the Company shall pay the Selling Agent its actual expenses incurred as provided in Section 6 hereof, less the amounts previously paid to the Selling Agent by the Company, which shall be in addition to all amounts previously paid to the Selling Agent, and any amounts payable to the Selling Agent pursuant to Sections 4(f), 4(g), 6, or 7 hereof.

12.      Agreement Concerning Disclosure of Information. The Selling Agent agrees to treat confidentially any information which is furnished to it (or to parties acting on its behalf) by or on behalf of the Company (the “Information”). The Selling Agent agrees that it will use the Information only for the purposes related to the Offering, and that the Information will be kept confidential by the Selling Agent and its partners, members, managers, officers, directors, employees, agents, accountants, attorneys and other affiliates (collectively, the “Affiliates”), and that Selling Agent and its Affiliates will not disclose the Information to any person; provided, however, that the Information may be disclosed to (a) Affiliates who need to know such information for the purpose of evaluating or providing services in connection with the Offering, (b) to any federal or state regulatory agency and their employees, agents, and attorneys for the purpose of making any filings or disclosures required by law, and (c) any other person to which the Company consents in writing prior to any such disclosure.

In the event that the Selling Agent is requested or required (by oral questions, documents, subpoena, civil investigation, demand, interrogatories, request for information, or other similar process) to disclose to any person any information supplied to it or its Affiliates in the course of their dealings with the Company or its respective representatives, the Selling Agent agrees that it will provide the Company with prompt notice of such request(s) within a reasonable time prior to such disclosure so that the Company may seek an appropriate protective order and/or waiver of compliance with the provisions of this Agreement. It is further agreed that, if a protective order is not obtained, or a waiver is not granted hereunder, and the Selling Agent is nonetheless, in the written opinion of counsel, compelled to disclose information concerning the Company to any tribunal or else stand liable for contempt or suffer the censure or penalty, the Selling Agent may disclose such information to such tribunal without liability hereunder. Prior to making such disclosure, the Selling Agent shall deliver a written opinion of its counsel (at the Company’s expense) to the Company’s counsel that disclosure is compelled by law. The Selling Agent will exercise commercially reasonable efforts (at the Company’s expense) to obtain a protective order or other reliable assurance that confidential treatment will be accorded the Information.

13.      Notices. All communications hereunder shall be in writing and, if sent to the Selling Agent or any Additional Agent shall be mailed, delivered or telegraphed and confirmed to Joseph Stevens & Company, Inc., 59 Maiden Lane, 32nd Floor, New York, NY 10038, Attention: Joseph Glodek, with a copy to Ellenoff Grossman & Schole LLP, 370 Lexington Avenue, New York, NY, 10017 or if sent to the Company shall be mailed, delivered or telegraphed and confirmed to the Company, a t892 North 340 East, American Fork, UT 84003 Attention: Paul R. Ressler.

14.      Successors. This Agreement shall inure to the benefit of and be binding upon the Selling Agent, any Additional Agents, the Company and their respective successors and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the person or persons, if any, who control Selling Agent or any Additional Agent within the meaning of Section 15 of the Act.

15.      Applicable Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to conflicts of law provisions thereof (other than Section 5-1401 of the New York General Obligations Law).

(a) Any legal suit, action or proceeding arising out of or relating to this Subscription Agreement or the transactions contemplated hereby shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York. The parties hereto hereby: (i) waives any objection which they may now have or hereafter have to the venue of any such suit, action or proceeding, and (ii) irrevocably consents to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The parties further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agree that service of process upon a party mailed by certified mail to such party’s address shall be deemed in every respect effective service of process upon such party in any such suit, action or proceeding.

(b) This Agreement constitutes the entire agreement between the parties hereto with respect to the Placement and supersedes any and all prior agreements, and may be amended or modified only by a duly authorized writing signed by such parties. This Agreement may be executed in any number of counterparts and by facsimile, each of which shall be deemed an original and all of which shall constitute a single instrument.

16.      No Fiduciary Relationship.  The Company acknowledges and agrees that: (i) the sale and issuance of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the  Company and the Selling Agent; (ii) in connection therewith and with the process leading to the Offering, the Selling Agent is acting solely as a principal and not the agent or fiduciary of the  Company; (iii) the Selling Agent has not assumed an advisory or fiduciary responsibility in favor of the Company or any subscriber or investor with respect to the Offering contemplated hereby or the process leading thereto, including any negotiation related to the pricing of the Securities; and (iv) the Company has consulted its own legal and financial advisors to the extent it has deemed appropriate in connection with this Agreement and the Offering.

          This Placement Agency Agreement is executed and shall be effective as of the date written above.

HYBRID DYNAMICS CORPORATION

By: /s/ PAUL RESSLER

Accepted and delivered in New York, New York as of the date first above written:

JOSEPH STEVENS & COMPANY, INC.

By: /s/ JOSEPH SORBARA

SCHEDULE 2(h)

None

PLACEMENT AGENCY AGREEMENT
AMENDMENT NO. 1

          This Placement Agency Agreement Amendment No. 1 is dated as of December 27, 2007 by and between Joseph Stevens & Company, Inc. (the “Placement Agent”) and Hybrid Dynamics Corporation, (the “Company” and together with the Placement Agent collectively referred to as the “Parties”).

          WHEREAS, the Placement Agent and the Company have previously entered into a Placement Agent Agreement dated as of November 20, 2007, (“Original Agreement”); and

          WHEREAS, the Placement Agent and the Company desire to further extend the Offering Period as set forth in the Original Agreement.

          NOW THEREFORE, for good and valuable consideration, the Parties agree as follows.

          1.       All terms not otherwise defined herein shall have the meaning ascribed to such terms in the Original Agreement.

          2.       The parties desire to extend the Placement Period to obtain the Minimum Placement  beyond the December 31, 2007 period previously agreed upon by the Company and the Placement Agent to January 15, 2008 and the final Offering Period shall be extended to March 15, 2008.

          3.       Other than as provided for herein, the Original Agreement shall remain in full force and effect.

          4.       This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to conflicts of law provisions thereof (other than Section 5-1401 of the New York General Obligations Law).

          5.       This Agreement may be executed in any number of counterparts and by facsimile, each of which shall be deemed an original and all of which shall constitute a single instrument.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date written hereof.

                                                                                          JOSEPH STEVENS & COMPANY, INC.

                                                                                          By:   /s/ JOSEPH SORBARA
                                                                                          Name: Joseph Sorbara
                                                                                          Title:   Chief Executive Officer

HYBRID DYNAMICS CORPORATION

By: /s/ PAUL RESSLER
       Name: Paul Ressler
       Title:  President